Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Hanryu Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(o)			$34,500,000	$110.20 per $1,000,000	$3,801.90
Other	Underwriter’s warrants to purchase shares of Common Stock (3)	Rule 457(g)
Equity	Shares of Common Stock issuable upon exercise of underwriter’s warrants (4)	Rules 457(g) and 457(o)			$1,875,000	$110.20 per $1,000,000	$206.63
Total Offering Amounts					$36,375,000		$4,008.53
Total Fee Offsets							$0
Net Fee Due							$4,008.53

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)	Includes common stock issuable upon exercise of the underwriters’ over-allotment option to purchase additional shares in an amount representing 15% of the common stock sold in the offering.

(3)	No additional registration fee is payable pursuant to Rule 457(g) of the Securities Act.

(4)	The registrant will issue to Aegis Capital Corp. (or other designee of Aegis Capital Corp.), the underwriter, warrants to purchase up to a number of shares of Common Stock equal to 5% of the number of shares of Common Stock to be issued and sold in the offering. The exercise price of the warrants is equal to 125% of the offering price of the Common Stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter’s warrants is $1,875,000, which is equal to 125% of $1,500,000 (5% of 30,000,000).

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A